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                                                                    Exhibit 21.1

                                  Subsidiaries

Town Sports AG
TSI Alexandria, LLC
TSI Allston, Inc.
TSI Andover, Inc.
TSI Ardmore, LLC
TSI Arthro-Fitness Services, Inc.
TSI Astoria, Inc.
TSI Battery Park, Inc.
TSI Bethesda, LLC
TSI Broadway, Inc.
TSI 217 Broadway, Inc.
TSI Brooklyn Belt, Inc.
TSI Brunswick, Inc.
TSI Bryn Mawr, LLC
TSI Bulfinch, Inc.
TSI Cash Management, Inc.
TSI Central Square, Inc.
TSI Centreville, LLC
TSI Cherry Hill, LLC
TSI Chevy Chase, Inc.
TSI Clarendon, LLC
TSI Cobble Hill, Inc.
TSI Colonia, LLC
TSI Commack, Inc.
TSI Connecticut Avenue, Inc.
TSI Copley, Inc.
TSI Court Street, Inc.
TSI Croton, Inc.
TSI Danbury, Inc.
TSI Danvers, Inc.
TSI Downtown Crossing, Inc.
TSI Dupont Circle, Inc.
TSI Dupont II, Inc.
TSI East Cambridge, Inc.
TSI East Meadow, Inc.
TSI East 23, Inc.
TSI East 31, Inc.
TSI East 34, Inc.

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TSI East 36, Inc.
TSI East 41, Inc.
TSI East 51, Inc.
TSI East 59, Inc.
TSI East 76, Inc.
TSI East 86, LLC
TSI East 91, Inc.
TSI F Street, Inc.
TSI Fairfax, LLC
TSI Fenway, Inc.
TSI Fifth Avenue, Inc.
TSI First Avenue, Inc.
TSI Forest Hills, Inc.
TSI Fort Lee, LLC
TSI Framingham, Inc.
TSI Franklin (MA), Inc.
TSI Franklin Park, LLC
TSI Freehold, LLC
TSI Gallery Place, Inc.
TSI Garden City, Inc.
TSI Germantown, LLC
TSI Glover, Inc.
TSI Grand Central, Inc.
TSI Great Neck, Inc.
TSI Greenwich, Inc.
TSI Herald, Inc.
TSI Highpoint, LLC
TSI Hoboken, LLC
TSI Holdings (CIP), Inc.
TSI Holdings (DC), Inc.
TSI Holdings (IP), LLC
TSI Holdings (MA), Inc.
TSI Holdings (MD), Inc.
TSI Holdings (NJ), Inc.
TSI Holdings (PA), Inc.
TSI Holdings (VA), Inc.
TSI Huntington, Inc.
TSI Insurance, Inc.


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TSI International, Inc.
TSI Irving Place, Inc.
TSI Jersey City, LLC
TSI Larchmont, Inc.
TSI Lexington (MA), Inc.
TSI Lincoln, Inc.
TSI Long Beach, Inc.
TSI Lynnfield, Inc.
TSI M Street, Inc.
TSI Madison, Inc.
TSI Mahwah, LLC
TSI Mamaroneck, Inc.
TSI Market Street, LLC
TSI Marlboro, LLC
TSI Matawan, LLC
TSI Merrifield, Inc.
TSI Montclair, LLC
TSI Murray Hill, Inc.
TSI Nanuet, Inc.
TSI Nashua, LLC
TSI Natick, Inc.
TSI Newark, LLC
TSI Newbury Street, Inc.
TSI North Bethesda, LLC
TSI Norwalk, Inc.
TSI Oceanside, Inc.
TSI Old Bridge, LLC
TSI Parsippany, LLC
TSI Plainsboro, LLC
TSI Princeton, LLC
TSI Ramsey, LLC
TSI Reade Street, Inc.
TSI Ridgewood, LLC
TSI Rittenhouse, LLC
TSI Rodin Place, LLC
TSI Rye, Inc.
TSI Scarsdale, Inc.
TSI Seaport, Inc.

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TSI Sheridan, Inc.
TSI Silver Spring, LLC
TSI Society Hill, LLC
TSI Soho, Inc.
TSI Somerset, LLC
TSI South Park Slope, Inc.
TSI Springfield, LLC
TSI Stamford Downtown, Inc.
TSI Stamford Post, Inc.
TSI Stamford Rinks, Inc.
TSI Staten Island, Inc.
TSI Sterling, LLC
TSI Supplements, Inc.
TSI Syosset, Inc.
TSI Wall Street, Inc.
TSI Waltham, LLC
TSI Washington, Inc.
TSI Water Street, Inc.
TSI Wellesley, Inc.
TSI West Caldwell, LLC
TSI West Newton, Inc.
TSI West Nyack, Inc.
TSI West Springfield, LLC
TSI West 14, Inc.
TSI West 16, Inc.
TSI West 23, Inc.
TSI West 38, Inc.
TSI West 41, Inc.
TSI West 44, Inc.
TSI West 48, Inc.
TSI West 52, Inc.
TSI West 73, Inc.
TSI West 76, Inc.
TSI West 80, Inc.
TSI West 94, Inc.
TSI West 125, Inc.
TSI Westport, Inc.
TSI Westwood, LLC


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TSI Weymouth, Inc.
TSI White Plains, Inc.
TSI Whitestone, Inc.
TSI Woodmere, Inc.

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